EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS OF DIMI TELEMATICS, INC.

AS OF AUGUST 31, 2011 AND FOR THE PERIOD FROM JANUARY 28, 2011 (INCEPTION)

THROUGH AUGUST 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of DiMi Telematics, Inc..

We have audited the accompanying balance sheet of DiMi Telematics, Inc. (a Development Stage Company) as of August 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from January 28, 2011 (Inception) through August 31, 2011. DiMi Telematics, Inc..’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DiMi Telematics, Inc. as of August 31, 2011, and the results of its operations and cash flows for the period ended from January 28, 2011 (Inception) through August 31, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming DiMi Telematics, Inc. will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company has reported a net loss since inception and will need to secure new financing or additional capital in order to continue operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan as to these matters is also described in Note 1. These financial statements do not include adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC

Las Vegas Nevada

September 29, 2011 (except for Note 6 as to which date is November 10, 2011)

Dimi Telematics, Inc.

(A Development Stage Company)

Balance Sheet

August 31, 2011

Assets
Current assets
Cash	$117,382

Total current assets	117,382

Intellectual property, net	1,971
Total assets	$119,353

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$29,249
Total Current Liabilities	29,249

Stockholders' Equity
Common stock, $.0001 par value: 200,000,000 authorized; 143,500,000 shares issued and outstanding on August 31, 2011	14,350
Additional paid in capital	299,840
Accumulated deficit	(224,086)
Total stockholders' equity	90,104
Total liability and stockholders' equity	$119,353

The accompanying notes are an integral part of these financial statements

Dimi Telematics, Inc.

(A Development Stage Company)

Statements of Operations

For the Period From January 28, 2011 (Inception)

Through August 31, 2011

Revenue	$-

Operating expenses
Selling, general and administrative expenses	224,086
Total operating expenses	224,086

Loss before income tax	(224,086)
Provision for income tax	-
Net Loss	$(224,086)

Net loss per share: basic and diluted	$(0.00)

Weighted average share outstanding basic and diluted	89,759,740

The accompanying notes are an integral part of these financial statements

Dimi Telematics Inc.

(A Development Stage Company)

Statement of Stockholders' Equity

For the Period From January 28, 2011

Through August 31, 2011

	Shares Outstanding	Amount	APIC	Accumulated Deficit	Total

Beginning Balance	-	$-	$-	$-	$-

Shares sold	123,500,000	12,350	299,650	-	312,000

Shares issued for Asset Purchase Agreement	20,000,000	2,000	-	-	2,000

Warrants issued for Asset Purchase Agreement	-	-	190	-	190

Net loss	-	-	-	(224,086)	(224,086)
Ending Balance August 31, 2011	143,500,000	$14,350	$299,840	$(224,086)	$90,104

The accompanying notes are an integral part of these financial statements

Dimi Telematics, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the Period From January 28, 2011

Through August 31, 2011

Cash flows from operating activities
Net loss	$(224,086)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for rent expense	219
Changes in operating assets and liabilities
Accounts Payable	29,249
Net Cash used in operating activities	(194,618)
Cash flow from financing activities
Proceeds from common stock sale	312,000
Net cash provided by financing activities	312,000
Net increase (decrease) in cash and cash equivalents	117,382
Cash and cash equivalents at beginning of period	-
Cash and cash equivalents at end of period	$117,382
Supplemental disclosure of cash flow information
Cash paid during period for
Cash paid for interest	$-
Cash paid for income taxes	$-
Stock and warrants issued for intellectual property	$1,971

The accompanying notes are an integral part of these condensed financial statements

DiMi Telematics, Inc.

(A Development Stage Company)

Notes to Financial Statements

1. BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

Basis of Presentation

The accompanying audited financial statements of DiMi Telematics, Inc., a Nevada corporation (the "Company"), have been prepared in accordance with generally accepted accounting principles. In the opinion of management, financial statements reflect all adjustments that are of a normal recurring nature and which are necessary to present fairly the financial position of the Company as of August 31, 2011.

Nature of Business Operations

DiMi Telematics, Inc. (“DTI” or the “Company”) is a development stage company formed on January 28, 2011 as Medepet Inc. as a Nevada corporation.  During the first year of operations the Company has redefined its business purpose and operation.  On June 20, 2011 the Company changed its name from Medepet Inc. to Precision Loc8.  On July 28, 2011 the Company changed its name from Precision Loc8 to Precision Telematics, Inc. On August 9, 2011 the Company changed its name to DiMi Telematics, Inc.

On July 28, 2011 the Company entered into an asset purchase agreement for the purchase of intellectual property.

DTI designs, develops and distributes Machine-to-Machine (M2M) communications solutions used to remotely track, monitor, manage and protect multiple mobile and fixed assets in real-time from virtually any web-enabled desktop computer or mobile device. Through our proprietary software and hosted service offerings, DTI is endeavoring to capitalize on the pervasiveness and data transport capabilities of wireless networks in order to facilitate communications and process efficiencies between commercial and industrial business owners/managers and their respective networked control systems, sensors and devices.

DTI is focused on the M2M market segments in which we can provide highly differentiated and value-driven solutions capable of unleashing tangible productivity gains, material cost reductions and quantifiable risk mitigation across an enterprise.  Aside from the oversight and administration of our corporate, financial and legal affairs by the executive management team, our Company’s operating activities are centralized in three core areas:

•

Sales and Marketing, which will employ both direct and indirect sales models utilizing an in-house business development team, partners and resellers and self-service through a service on-demand web interface.

•

Operations, which will be responsible for managing daily activities related to monitoring and administering our cloud-based server operations; 24/7 client service/help desk; professional services and installation support; and quality assurance and testing of our DiMi software and hosting platform, as well as the implementation and ongoing administration of our hosted clients’ M2M communications platforms.

•

Product Development, which will be charged with enhancing our existing M2M software applications and services and introducing new and complementary hosted products and applications on a timely basis.  We anticipate that the creative formulation of enhancements and new product conceptualization will be performed in-house by our officers and directors. Thereafter, we intend to outsource software enhancement and product development to outside third parties.

Going Concern

The accompanying financial statements have been prepared contemplating a continuation of the Company as a going concern. However, the Company has reported a net loss of $224,086 for the fiscal year ended August 31, 2011 and had an accumulated deficit of $224,086 as of August 31, 2011.  The Company has net working capital of $88,133 as of August 31, 2011.

DTI’s flagship M2M solution is “DiMi,” a proprietary, patent-pending, business intelligence and two-way communications platform that captures and seamlessly integrates real-time data from networked tracking, monitoring, alarm and alert systems, sensors and devices; and, in turn, centralizes this data onto an online command and control dashboard that is accessible 24/7 by a designated user or community of designated users through the secure DiMi Internet portal, found at www.dimispeaks.com.

With adoption of the DiMi M2M communications platform, users can remotely control, monitor, manage and acquire data from their operational assets, providing the interface for lighting, temperature, humidity, keycard access, fleet management and many other vital systems that impact the enterprise.  DiMi uses established secure technology standards (i.e. LONet, MODbus, BACnet and ELK) combined with a unique, proprietary software interface that keeps users connected to their asset management and control systems through any web-enabled computer or mobile device,

By providing dynamic, real-time access to critical information from a wide array of new or legacy sensors, GPS tracking tools and/or diagnostic devices – irrespective of their make, model or manufacturer, DiMi alerts or reports back to its users via familiar communication tools, like IM, email, HTML and text messaging.  Users can even issue global commands to its asset management and control systems through the DiMi software interface.  Moreover, DiMi leverages the collected knowledge of a particular asset or assets and compares it to historical performance metrics and other critical benchmarks through an integrated data management module, giving users insight that allow them to rapidly identify and implement proper preventive maintenance measures, efficiency improvements and other key operational activities.

DTI’s DiMi solution is currently being used to actively monitor property management systems in several high-rise commercial and residential buildings in New York City – all beta sites which have served to successfully prove out the DiMi technology and M2M communications platform.  Moving forward, DTI intends to concentrate its DiMi commercialization efforts on marketing the solution to property management companies, commercial property developers, government/military installations, industrial facilities, retail and restaurant chains, colleges and universities, fleet managers, and any business or institutional concern with valuable fixed and mobile assets requiring remote surveillance, regular maintenance or general oversight.

Once a new client’s core M2M business needs have been confirmed, DTI will closely collaborate with the client to design the organizational and process modifications required to ensure a successful DiMi launch, offering full service project definition, management, user interface customization, implementation services and ongoing quality assurance and testing.

Cash and Cash Equivalents

For purposes of these financial statements, cash and cash equivalents includes highly liquid debt instruments with maturity of less than three months.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.  Currently our operating account is not above the FDIC limit.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition

Intellectual Properly

Intellectual property is stated at cost. When retired or otherwise disposed, the related carrying value and accumulated amortization are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives being 3 years up to 5 years.

Revenue Recognition

The Company recognizes revenue on four basic criteria which must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Stock Based Compensation

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06: Fair Value Measurements and Disclosures (topic 820) Improving Disclosures about Fair Value Measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU, however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20: Receivables (Topic 310) Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  The ASU amends FASB Accounting Standards Codification Topic 310, Receivables, to improve the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses.  As a result of these amendments, an entity is required to disaggregate, by portfolio segment or class of financing receivables, certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses.  This ASU is effective for interim and annual reporting periods ending on or after December 15, 2010.  The adoption of this standard may require additional disclosures, but we do not expect the adoption to have a material effect on our consolidated financial statements.

On December 21, 2010, the FASB issued ASU 2010-29: Business Combinations (Topic 805) which impacts any public entity that enters into business combinations that are material on an individual or aggregate basis. The guidance specifies that if a public entity presents comparative financial statements, the entity should disclose revenues and earnings of the combined entity as though the business combination(s) that occurred during the year had occurred at the beginning of the prior annual period when preparing the pro forma financial information for both the current and prior reporting periods. The guidance also requires that pro forma disclosures be accompanied by a narrative description regarding the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in reported pro forma revenues and earnings. This guidance is effective for business combinations consummated in periods beginning after December 15, 2010.  We do not believe the adoption of this guidance will have a material impact on our Consolidated Financial Statements

In April 2011, FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its consolidated financial statements.

In May 2011, FASB issued ASU 2011-04 “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The amendments in this update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the Board does not intend for the amendments in this update to result in a change in the application of the requirements in Topic 820. Some of the amendments clarify the Board’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. For public entities, the new guideline is effective for interim and annual periods beginning after December 15, 2011 and should be applied prospectively. The Company does not expect that the guidance effective in future periods will have a material impact on its consolidated financial statements.

Net Loss per Share

Basic and diluted loss per share amounts are computed based on net loss divided by the weighted average number of common shares outstanding. Outstanding warrants to purchase of 20,000,000 common shares were not included in the computation of diluted loss per share because the assumed conversion and exercise would be anti-dilutive for the year ended August 31, 2011.

Management Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

2. INTELLECTUAL PROPERTY

Intellectual property of the following:

August 31, 2011
Intellectual property	$2,190
Less: amortization	197
Net intellectual property	$1,971

The company executed an Asset Purchase Agreement on August 28, 2011 which included various types of intellectual property.  Amortization of the property will begin in the next fiscal year; therefore amortization expense for this fiscal year ending July 31, 2011 had an amortization expense of $0.

3. EQUITY

Common Stock

The Company formed in the state of Nevada on January 28, 2011.  The company has authorized capital of 100,000,000 shares of common stock with a par value of $0.0001.

On May 23, 2011 the Company increased its authorized shares to 200,000,000 shares with a par value of $0.0001.

During the period ended the Company issued 123,500,000 shares of common stock through stock purchase agreements in the amount of $312,000.

On July 29, 2011 the Company issued 20,000,000 shares of common stock and 20,000,000 warrants for the purchase of common stock pursuant to an Asset Purchase Agreement for the purchase of intellectual property.

Warrants

The Company issued 20,000,000 common stock warrants, at an exercise price of $0.10 per share, pursuant to an Asset Purchase Agreement on July 29, 2011 for the purchase of intellectual property. The warrants have an expiration date of four years from the issue date and contain provisions for a cash exercise. The estimated value of the warrants granted in accordance with the Asset Purchase Agreement was determined using the Black-Scholes pricing model and the following assumptions:

Risk-free interest rate at grant date	0.39%
Expected stock price volatility	200%
Expected dividend payout	--
Expected option in life-years	2

Warrant expense was recognized for the period ended Aug 31, 2011 was $190.

Transactions involving warrants are summarized as follows:

	Number of Warrants	Weighted- Average Price Per Share
Beginning balance	-	$-
Granted	20,000,000	0.10
Exercised	-	-
Canceled or expired	-	-
Outstanding at August 31, 2011	20,000,000	$0.10

Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (years)
$0.10	20,000,000	4.0	$0.10	20,000,000	4.0
	20,000,000	4.0	$0.10	20,000,000	4.0

4. RELATED PARTY TRANSACTIONS

On January 3, 2011 the Company entered into a consulting agreement with Vantage Group Ltd.  Vantage Group Ltd is owned by a major shareholder of the Company.  A total of $75,000 was expensed in accordance with the consulting agreement.  The contract was completed by the period ending August 31, 2011

5. COMMITMENTS AND CONTINGENCIES

As of August 31, 2011 there are no continuing commitments and contingencies.

6.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 29, 2011, which is the date the financial statements are available to be issued.

The Company entered into a Securities Purchase Agreement for the sale of 250,000 shares of common stock at $0.10 per share.  The Security Purchase Agreement includes 62,500 Class A warrants and 62,500 Class B warrants.  On September 12, 2011, the Company received $25,000.  As of September 29, 2011 the shares and warrants are unissued.

On September 28, 2011 the Company entered into a Securities Purchase Agreement for the sale of 2,000,000 shares of common stock at $0.10 per share in the amount of $200,000.  The Security Purchase Agreement includes 500,000 Class A warrants and 500,000 Class B warrants.  As of September 29, 2011 the shares and warrants are unissued.

On October 28, 2011 the Company entered into a Share Exchange Agreement with First Quantum Ventures, Inc.  Pursuant to the agreement, First Quantum Ventures issued 87,450,000 shares of common stock and warrants to purchase 12,975,000 shares of commons tock in exchange for all outstanding shares and warrants to purchase common shares of DiMi Telematics, Inc., First Quantum Ventures, Inc. received 145,750,000 shares of common stock and warrants to purchase 21,625,000 shares of common stock of DiMi Telematics Inc.

On November 10, 2011 the Company closed the Share Exchange Agreement with First Quantum Ventures, Inc.  As a result of the Share Exchange Agreement, DiMi Telematics, Inc. has become a subsidiary of First Quantum Ventures, Inc.  First Quantum Ventures, Inc. will assume operation of DiMi Telematics, Inc. and enter the Telematics/M2M industry.